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                                                                   Exhibit 10.65

                                    TERM NOTE

                           AMERICAN HOMEPATIENT, INC.

                                 PROMISSORY NOTE

$4,687,500.00                                                 New York, New York
                                                               December 23, 1997

                  FOR VALUE RECEIVED, AMERICAN HOMEPATIENT, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of BANK OF MONTREAL ("PAYEE") the principal amount of FOUR MILLION SIX HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS AND NO/100 ($4,687,500.00) in the installments referred to below.

                  Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Fourth Amended and Restated Credit Agreement dated as of December 19, 1997 by and among Borrower, the financial institutions listed therein as Lenders, and Bankers Trust Company, as Agent (said Fourth Amended and Restated Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Commencing on September 15, 1999 and ending on December 16, 2002, Borrower shall make principal payments on this Note in consecutive quarterly installments. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                  This Note is one of Borrower's "Notes" in the aggregate principal amount of $75,000,000.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent located at One Bankers Trust Plaza, New York, New York, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by the Agent as provided in Section 11.05(b)(ii) of the Credit Agreement, the Borrower and Agent shall be entitled to treat Payee as the owner and holder of this Note. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon



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has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in
Section 4.02(c) of the Credit Agreement and to prepayment at the option of Borrower as provided in Section 4.02(a) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in Sections 11.05 of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in Section 11.01 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. THE BORROWER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATED TO THIS NOTE.


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                  IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                    AMERICAN HOMEPATIENT, INC.



                                    By:
                                         ---------------------------------------
                                    Name:  Mary Ellen Rodgers
                                    Title:     Senior Vice President and
                                               Chief Financial Officer